SCHEDULE A DATED NOVEMBER 17, 2000
                                     TO THE
                          INVESTMENT ADVISORY AGREEMENT
                              DATED APRIL 28, 1996
                                     BETWEEN
                                    TIP FUNDS
                                       AND
                        TURNER INVESTMENT PARTNERS, INC.


Pursuant to Article 3, the Trust shall pay the Adviser compensation at an annual rate as follows:

      PORTFOLIO                                   FEE (IN BASIS POINTS)
-------------------------                        -----------------------
Midcap Growth Fund                     0.75% of the average daily net assets
Small Cap Fund                         1.00% of the average daily net assets
Micro Cap Growth Fund                  1.00% of the average daily net assets
Top 20 Fund                            1.10% of the average daily net assets*
Technology Fund                        1.10% of the average daily net assets*
Short Duration Government Funds
   -One Year Portfolio                 0.25% of the average daily net assets
Short Duration Government Funds
   -Three Year Portfolio               0.25% of the average daily net assets
Core High Quality Fixed Income Fund    0.50% of the average daily net assets
Select Growth Equity Fund              0.60% of the average daily net assets
Global Top 40 Fund                     1.00% of the average daily net assets*
International Opportunities Fund       1.00% of the average daily net assets*
International Discovery Fund           1.10% of the average daily net assets*
B-to-B E-Commerce Fund                 1.10% of the average daily net assets*
Wireless & Communications Fund         1.10% of the average daily net assets*
Healthcare & Biotechnology Fund        1.00% of the average daily net assets*
New Energy & Power Technology Fund     1.00% of the average daily net assets*
Small Cap Value Fund                   1.00% of the average daily net assets*
Top 20 Value Fund                      1.00% of the average daily net assets*
Tax Managed US Equity Fund             0.75% of the average daily net assets
Future Financial Services Fund         1.00% of the average daily net assets*

* The advisory fee is subject to a performance adjustment based on the Fund's performance relative to the performance of such Fund's comparative index.